Exhibit 24

POWER OF ATTORNEY

Each of the undersigned entities and individuals (collectively, the "Reporting Persons") hereby authorizes and designates BRV Partners, L.L.C. or such other person or entity as is designated in writing by BRV Partners, L.L.C. (the "Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 13-F, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports") with respect to each Reporting Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the "Companies").

Each Reporting Person hereby further authorizes and designates Jennifer Yu (the "Authorized Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

The authority of the Designated Filer and the Authorized Signatory under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange Act.

October 5, 2016                          BRV PARTNERS, L.L.C.

                                                By:	/s/ Jonathan Ebinger
                                                Name:	Jonathan Ebinger
                                                Title:	Managing Member


October 5, 2016                          BLUERUN VENTURES, L.P.

                                                By:	BRV Partners, L.L.C.
                                                Its:	General Partner

                                                By:	/s/ Jonathan Ebinger
                                                Name:	Jonathan Ebinger
                                                Title:	Managing Member

October 5, 2016                          BRV OPPORTUNITIES FUND GP, LLC

                                                By:	/s/ Jonathan Ebinger
                                                Name:	Jonathan Ebinger
                                                Title:	Managing Member


October 5, 2016                          BRV OPPORTUNITIES FUND, L.P.

                                                By:	BRV Opportunities Fund GP,
LLC
                                                Its:	General Partner

                                                By:	/s/ Jonathan Ebinger
                                                Name:	Jonathan Ebinger
                                                Title:	Managing Member


October 5, 2016                          JOHN MALLOY

                                                /s/ John Malloy
                                                John Malloy


October 5, 2016                          JONATHAN EBINGER

                                                /s/ Jonathan Ebinger
                                                Jonathan Ebinger